PLEDGE AND SECURITY INTEREST AGREEMENT


     PLEDGE AND SECURITY INTEREST AGREEMENT ("Agreement") dated as of the 17th day of March, 1997, by and between Gabelli Funds, Inc., a New York corporation, and Gabelli Securities, Inc., a New York corporation (collectively "Lenders"), and Lynch Corporation, an Indiana corporation ("LC"), and Lynch Michigan Telephone Holding Corporation ("LMT").

                            WITNESSETH

     WHEREAS, LC owns all of the issued and outstanding shares of stock of Lynch Entertainment Corporation ("LEC") and Lynch Entertainment Corporation II ("LEC II"), which stock has been pledged to Gabelli Funds, Inc. pursuant to a Pledge and Security Interest Agreement dated as of August 12, 1997, and LMT owns 5,123 shares of Common Stock of Upper Peninsula Telephone Company ("UPTC") and expects to acquire the remaining outstanding shares of UPTC shortly, (all such shares, plus any additional shares of UPTC, which LMT may acquire, being referred to herein as the "Shares").

     WHEREAS, to induce Lenders to make loans aggregating
$10,000,000 (the "Loans") to LC pursuant to Promissory Notes dated March 17, 1997 (the "Promissory Notes"), LC and LMT have agreed to pledge the Shares to Lenders, all as security for the repayment of all amounts due to Lenders under the Promissory Notes.

     NOW THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:

     1.   PLEDGE AND SECURITY INTEREST.
               A. In consideration of the Loans from the Lenders to LC and other good and valuable consideration accruing to each of the parties pledging or granting a security interest hereunder, each of LC and LMT, as to the collateral owned by it, hereby grants a security interest to Lenders in the Shares, as collateral, together with stock powers duly endorsed in blank. The Lenders shall hold the Shares, as security for the payment of all amounts due under the Promissory Notes, and shall not register the Shares in any other name, encumber, give up possession or control of, assign, transfer, dispose of or take any other action with respect to the Shares, except in accordance with the provisions of Section 5 of this Agreement.

               B. If any person, entity or agency should claim that any pledge, or grant of a security interest, under this Agreement (i) would violate any law or require the consent (which is not received) of any governmental agency, (ii) would violate any provision, including any restriction on transfer or similar provisions, or cause a default under, any existing agreement to which the parties hereto or any of their subsidiaries or any entities in which the parties hereto or their subsidiaries have an interest are parties or by which any of their assets are bound or (iii) would give any other person, entity or agency a right to acquire under an existing agreement any assets owned by the parties hereto, their subsidiaries or any entities which the parties hereto or their subsidiaries have an interest in, LC shall use its best efforts (a) to determine the validity of such claim and, if it believes the claim might be valid, (b) to remedy or seek a waiver or other relief with respect thereto; provided, however, that if the claim is legally valid, the pledge or grant of the security interest under this Agreement shall be deemed void ab initio and not to have been made, but only to the extent necessary to make the claim not legally valid, and Lenders will confirm that it has no pledge or security interest to such extent. If any pledge or grant of securities shall be deemed void and not to have been made under this Section 1, LC shall use its best efforts to grant or cause to be granted to Lenders pledges or securities interests in other assets to collateralize appropriately the Loans.

     2.   DISTRIBUTIONS.
          During the term of this pledge and security interest, and so long as LC is not in default under the Promissory Notes, all cash dividends, interest, distributions and other cash amounts received by LC or LMT as a result of their respective record ownership of the Shares, shall belong to LC or LMT, as the case may be.

     3.   VOTING RIGHTS.
          During the term of this pledge and security interest, and so long as LC is not in default under the Promissory Notes, LC and LMT shall have the right to vote the Shares (including the giving of written consents) on all corporate questions or actions requiring shareholder approval; provided that (A) LC and LMT shall not, without the prior written consent of Lenders, vote the Shares (i) in a manner which would cause LC to be in breach of the terms of this Agreement or the Promissory Notes, or (ii) in favor of any amendment to the Certificates of Incorporation of UPTC, LEC or LEC II, the liquidation or dissolution of UPTC, LEC or LEC II, any merger, consolidation or reorganization of UPTC, LEC or LEC
     II, or any sale of substantially all of the assets of UPTC, LEC or LEC II, except that UPTC may enter into a Plan of Share Exchange substantially in the form attached as Exhibit
     A hereto. In addition, LC and LMT agree that they will cause UPTC, LEC and LEC II not, without the prior written consent of Lenders, to vote to issue any additional shares or equity securities or rights to acquire shares or equity securities, or redeem any of its outstanding equity securities.

     4.   ADJUSTMENTS.
          In the event that, during the term of this pledge and security interest, any stock dividend, reclassification, readjustment, or other change is declared or made in the capital structure of UPTC, LEC or LEC II, all new, substituted, or additional shares, or other securities, issued in respect of the Shares by reason of any such change shall be delivered to Lenders by LC or LMT and held by the Lenders under the terms of this Agreement in the same manner as the Shares.

     5.   DEFAULT.
          In the event that LC defaults in the performance of any of its obligations under either of the Promissory Notes, and such default is not cured within twenty (20) business days after receipt by LC of a written notice advising of same, the Lenders shall have the rights and remedies available to the Lenders as secured lenders under the Promissory Notes, this Agreement and applicable law.

6.   TERMINATION.
          The security interest granted under this Agreement in the Shares shall terminate upon the full payment by LC of all of its obligations under both of the Promissory Notes, and the Lenders shall immediately redeliver the Shares to LC or LMT, as the case may be.

7.   CERTIFICATES.
          The Certificate for the Shares shall bear a legend as follows: "This Certificate has been delivered to, and is being held by, Gabelli Funds, Inc., a New York corporation, and Gabelli Securities, Inc., a New York corporation (collectively the "Lenders") as security for loans, pursuant to, and subject to the terms of, a Pledge and Security Interest Agreement dated as of March 18, 1997 between Lenders, Lynch Corporation, an Indiana corporation, and Lynch Michigan Telephone Holding Corporation, a Michigan corporation."

     8.   NOTICES.

          All notice, requests, demands or other communication hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other person or entity or address as either party may specify by due notice to the other party) and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid:

               (a)  If to Lenders:
                    Gabelli Funds, Inc.
                    Gabelli Securities, Inc.
                    555 Theodore Fremd Avenue
                    Suite C-300
                    Rye, NY 10580-1430
                    Attn:
                    Copy to: General Counsel at the same address

               (b)  If to LC or LMT:
                    c/o Lynch Corporation
                    8 Sound Shore Drive, Suite 290
                    Greenwich, CT 06830
                    Attn: Robert E. Dolan
                    Copy to: General Counsel at the same address

     9.   GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Article 9 of the New York Uniform
     Commercial Code.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year hereinabove set forth.

ATTEST:                       GABELLI FUNDS, INC.



                              By:


ATTEST:                       GABELLI SECURITIES, INC.



                              By:

ATTEST:                       LYNCH CORPORATION


                              By:
Robert A. Hurwich                Robert E. Dolan
Secretary                        Chief Financial Officer

ATTEST:                       LYNCH MICHIGAN TELEPHONE HOLDING
                              CORPORATION


                              By:
                                  Robert E. Dolan
                                  President